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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K



                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (Date of earliest event reported): February 8, 2000



                              STERLING VISION, INC.
               (Exact Name of Registrant as Specified in Charter)



          New York                      1-14128                  11-3096941
----------------------------   ------------------------       ----------------
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                           ---------------------------
                    (Address of Principal Executive Offices)




                                 (516) 390-2100
                                 --------------
              (Registrant's telephone number, including area code)




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Item 5. Other Events

     1. On February 8, 2000, the Registrant filed, with the New York State Department of State, an Amendment to its Amended and Restated Certificate of Incorporation creating a new series of Preferred Stock, known as "Series B Convertible Preferred Stock";

     2. On April 15, 1998, the Registrant filed, with the New York State Department of State (the "Department") an Amendment to its Amended and Restated Certificate of Incorporation creating a series of its Preferred Stock, designated as "Senior Convertible Preferred Stock"; and on February 10, 2000, the Registrant filed with the Department, a further Amendment thereto so as to correct a certain mutual mistake contained in the originally filed Certificate of Amendment; and

     3. On February 11, 2000, the Registrant and Rare Medium, Inc. ("RMI") entered into a Professional Services Master Agreement pursuant to which RMI agreed to render certain services to the Registrant in connection with its development and launching of a new Internet (Web) business and strategy.


Item 7. Financial Statements and Exhibits

Exhibit No.       Document.

10.94 Form of Certificate of Amendment of the Certificate of Incorporation of the Registrant, dated February 8, 2000.

10.95 Press Release, dated February 15, 2000, with respect to the Agreement entered into with RMI.

10.96 Form of Certificate of Amendment of the Certificate of Incorporation of the Registrant, dated February 4, 2000.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     STERLING VISION, INC.

                                     By:      /s/Joseph Silver
                                              ----------------------------------
                                     Name:    Joseph Silver
                                     Title:   Executive Vice President & General
                                              Counsel


Date: February 18, 2000